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EXHIBIT 23.01

CONSENT OF ARTHUR ANDERSEN, LLP



    As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 10-K into Firearms Training Systems, Inc.'s previously filed Registration Statement File No. 333-22349 and File No. 333-31219.

ARTHUR ANDERSEN LLP


Atlanta, Georgia
June 29, 2001




THIS CONSENT IS A COPY OF A PREVIOUSLY ISSUED OPINION DATED JUNE 29, 2001 AND HAS NOT BEEN REISSUED BY ARTHUR ANDERSEN LLP